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                                                                   Exhibit 23.10


                                    CONSENT

     I hereby consent to the reference to me as a nominee to be elected to the Board of Directors of CNL Hospitality Properties, Inc., and I hereby approve the description of my professional biography included under the caption "Management" in the Registration Statement on Form S-3 of CNL Hospitality Properties, Inc.


Date: April 25, 2004                         /s/ Dianna Morgan
                                             ----------------------
                                                Dianna Morgan